CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Edgar Lomax Value Fund and to the use of our report dated November 14, 2003 on the financial statements and financial highlights of Edgar Lomax Value Fund. Such financial statements and financial highlights appear in the 2003 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
February 26, 2004